Exhibit 10.11

Associated Commercial Finance, Inc.

July 20, 2004

Virtual Radiologic Professionals, PLC

5995 Opus Parkway, Suite 200

Minneapolis, MN 55343

Attention: Mr. Mark Marlow

Virtual Radiologic Consultants, Inc.

5995 Opus Parkway, Suite 200

Minneapolis, MN 55343

Attention: Mr. Mark Marlow

Ladies and Gentlemen:

Associated Commercial Finance, Inc. (the “Lender”) is pleased to advise Virtual Radiologic Professionals, PLC, a Minnesota professional limited liability company (“VRP PLC”) and the successor by merger with Virtual Radiologic Consultants, LLC, a Delaware limited liability company (“VRC LLC”) and Virtual Radiologic Consultants, Inc., a Minnesota corporation (“VRC INC”; and together with VRP PLC being sometimes hereinafter referred to collectively as the “Borrowers” and individually as a “Borrower”), that the Lender hereby extends to the Borrowers, jointly and severally, a revolving line of credit of up to TWO MILLION AND NO/100THS DOLLARS ($2,000,000.00) (the “Line of Credit”) pursuant to which the Lender will make advances (the “Advance(s)”) to the Borrowers for the Borrowers’ account upon the following terms and conditions:

1. Documents; etc. The Borrowers have delivered, or will deliver, to the Lender before the initial Advance is made, the following documents (this Agreement together with each of the following defined documents and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, patent, trademark or copyright registration, subordination agreement, trust account agreement, or other agreement executed and delivered by any Loan Party with respect to this Agreement or to create or perfect any security interest in any collateral securing the payment of the Loan (collectively the “Collateral”) (in each case as originally executed and as amended, modified or supplemented from time to time) being sometimes hereinafter referred to collectively as the “Loan Documents” and individually as a “Loan Document”) and other items, all containing or to contain provisions acceptable to the Lender and its counsel:

(a) a Revolving Credit Note (such Revolving Credit Note together with each renewal, replacement or substitute note therefor being the “Revolving Credit Note” or the “Note”) executed by the Borrowers;

401 East Kilbourn Avenue, Suite 350, Milwaukee, WI 53202 414-283-2367

Virtual Radiologic Professionals, PLC

Virtual Radiologic Consultants, Inc.

July 20, 2004

(b) a Security Agreement (the “VRP PLC Security Agreement”) executed by VRP PLC granting to the Lender a security interest in the Collateral described therein to secure repayment of the Note and all present or future obligations of the Borrowers to the Lender together with Uniform Commercial Code Standard Form Financing Statements sufficient to perfect the Lender’s security interests in such Collateral and UCC searches from the filing offices in all states required by the Lender which reflect that no other person holds a prior security interest in any such Collateral except as permitted by Section 8(a);

(c) a Security Agreement (the “VRC INC Security Agreement”; and together with the VRP PLC Security Agreement being sometimes hereinafter referred to collectively as the “Security Agreements” and individually as a “Security Agreement”) executed by VRC INC granting to the Lender a security interest in the Collateral described therein to secure repayment of the Note and all present or future obligations of the Borrowers to the Lender together with Uniform Commercial Code Standard Form Financing Statements sufficient to perfect the Lender’s security interests in such Collateral and UCC searches from the filing offices in all states required by the Lender which reflect that no other person holds a prior security interest in any such Collateral except as permitted by Section 8(a);

(d) (i) a Support Agreement (each a “Support Agreement” and collectively the “Support Agreements”) respectively executed by Sean O. Casey, MD (“Dr. Casey”), Mark Marlow (“Mr. Marlow”) and Lorna J. Lusic (“Ms. Lusic”); and (ii) a Third Party Beneficiary Agreement (each a “Third Party Beneficiary Agreement” and collectively the Third Party Beneficiary Agreements”) respectively executed by the Borrowers and Dr. Casey, Mr. Marlow and Ms. Lusic and pursuant to which the Borrowers and such officers agree that the Lender is a third party beneficiary of the respective non-compete agreements (each a “Non-Compete Agreement” and collectively the “Non-Compete Agreements”) between the Borrowers and such officers;

(e) the certified Operating Agreement, if any, Member Control Agreement and Articles of Organization for VRP PLC and the certified Bylaws and Articles of Incorporation of VRC INC;

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July 20, 2004

(f) the resolutions of the members of VRP PLC and the Board of Directors of VRC INC authorizing the execution, delivery and performance of the Loan Documents to which such Borrower is a party;

(g) a certificate by the secretary or assistant secretary of each Borrower certifying the names of the managers or officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party on behalf of such Borrower together with a sample of the true signatures of such managers or officers;

(h) Certificates of Good Standing for each Borrower of recent date issued by the Secretary of State of the state of such Borrower’s organization and each other state required by the Lender;

(i) a favorable opinion of counsel to the Loan Parties;

(j) evidence of insurance required by any Loan Document;

(k) an aggregate amount of $15,000.00 in immediately available funds as a non-refundable origination fee, which origination fee is non-refundable and is earned upon the disbursement of the proceeds of the initial Advance regardless of whether the Borrowers obtain any subsequent Advance hereunder;

(l) an aggregate amount of $11,500 in immediately available funds to reimburse the Lender for its due-diligence and as a deposit against legal fees and expenses payable by the Borrower pursuant to Section 7(e), which amount has been paid to the Lender;

(m) one or more Control Agreements appropriately completed and duly executed by Associated Bank Minnesota (“ABM”) and the relevant Borrower;

(n) (i) Pledge Agreements (each a “Pledge Agreement and collectively the “Pledge Agreements”) respectively executed by Dr. Casey, Dr. Eduard Michel, Dr. David Hunter and Dr. Gary Weiss (each a “Pledgor” and collectively the “Pledgors”) (the Borrowers and the Pledgors are sometimes hereinafter referred to collectively as the “Loan Parties” and individually as a “Loan Party”) and pursuant to which such members pledge their respective membership interests in VRP PLC to the Lender to secure repayment of the Note and all present or future obligations of the Borrowers to the Lender together with Uniform Commercial Code Standard Form Financing Statements sufficient to perfect the Lender’s security interests in the Collateral described in the relevant Pledge Agreement and UCC searches from the filing offices in all states required by the Lender which reflect that no other person holds a prior security interest in any such Collateral; and (ii) an Estoppel Certificate executed by VRP PLC and all of its members;

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July 20, 2004

(o) a Business Associate Agreement between VRP PLC and the Lender if the Collateral covered by the Security Agreements involves the access, use and/or disclosure by the Lender of Protected Health Information (as defined 45 C.F.R. §164.501);

(p) a Collateral Account Agreement executed by VRC INC and ABM;

(q) a certified copy of the Management Agreement (the “Management Agreement”) between the Borrowers together with an Assignment of Management Agreement appropriately completed and duly executed by the Borrowers;

(r) a Repurchase Obligation with Respect to Accounts Receivable (the “Repurchase Obligation”) made by Dr. Casey and Dr. Eduard Michel in favor of VRP PLC and the Lender, and

(s) such other approvals, opinions or documents as the Lender may reasonably request, including without limitation, a borrowing base certificate (the “Borrowing Base Certificate”) as of a recent date.

2. Revolving Credit Loan.

(a) Advances. The Lender has agreed, on the terms and conditions stated herein, to make Advances to the Borrower from time to time on any business day during the period from the date hereof and ending on the earlier of July 19, 2007 (such date as it may be extended from time to time being the “Stated Termination Date”) or the date on which the Lender terminates the Line of Credit pursuant to Section 9 hereof (such earlier date being the “Termination Date”); provided, however, that the Lender shall not be required to make an Advance if, after giving effect to such Advance, the aggregate outstanding principal amount of the Advances (such aggregate amount being the “Revolving Credit Loan” or the “Loan”) would exceed the lesser at that time of the Line of Credit or the Borrowing Base. Within the limits set forth above, the Borrower may obtain Advances from the Lender, prepay the Revolving Credit Note and reborrow pursuant to this Section. Each Advance shall be in the amount necessary to fund disbursements from controlled disbursement account 2283053136 maintained at ABM and the amount of the Advance requested by the Borrowing Agent to fund disbursements from the licensing/controlled disbursement account 2283049597 maintained at ABM.

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Virtual Radiologic Consultants, Inc.

July 20, 2004

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to each Borrower, any person which directly or indirectly controls, is controlled by, or is under common control with, such Borrower. One person shall be deemed to control another person if the controlling person owns directly or indirectly 10% or more of any class of voting stock of the controlled person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled person, whether through ownership of stock, by contract or otherwise.

“Borrowing Base” shall mean, at any date of determination, the result of: (a) 85% of VRP PLC’s Eligible Accounts; minus (b) a reserve of $400,000.00; minus (c) reserves for taxes, assessments, charges and levies permitted by Section 7(d); provided, however, that the Lender reserves the right, in its reasonable business judgment, to adjust such borrowing base percentage and to adjust or establish new reserves from time to time based on its periodic evaluation of the Collateral and the Borrowers’ respective business operations. The amount of the Borrowing Base shall be determined periodically from the most recent Borrowing Base Certificate and supporting reports delivered to the Lender pursuant to Section 7(a).

“Eligible Accounts” of VRP PLC shall mean the United States dollar value (net of finance charges and/or service charges) of only such accounts of such Borrower arising from the rendering of teleradiology services to radiology practices, hospitals and clinics in the ordinary course of business in which the Lender holds the only security interest and as to which the Lender, in its reasonable business judgment, shall from time to time determine to be collectible in a timely manner in the ordinary course of business without dispute or set-off. Without limiting the Lender’s right, in its reasonable business judgment, to consider any account not to be an Eligible Account, and by way of example only of types of accounts that the Lender will consider not to be Eligible Accounts, the Lender, notwithstanding any earlier classification of eligibility, may consider any account not to be an Eligible Account if: (a) any warranty is breached as to the account or the account debtor disputes liability or makes any claim with respect to the account; (b) (i) the account is not paid by the account debtor within the earlier of: (A) 60 days after the original due date of such account; or (B) 90 days after the original invoice relating thereto; or (ii) the account is owed by any account debtor who has not paid 10% or more of such account debtor’s accounts within the time periods specified in subsection (b)(i) above; (c) a petition in bankruptcy or other application for relief under any insolvency law is filed with respect to the account debtor owing the account, or the account debtor owing the account assigns for the benefit of creditors, becomes insolvent, fails, suspends, or goes out of business, or

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the Lender, in its reasonable business judgment, shall become dissatisfied with the creditworthiness of an account debtor owing an account; (d) the account arises from a sale to an account debtor outside the United States, unless the sale is on letter of credit, acceptance or other terms acceptable to the Lender; (e) the account debtor is an Affiliate, supplier or creditor of any Borrower; (f) the account debtor is the United States of America or any agency or department thereof and the account is subject to the Assignment of Claims Act; (g) if the account arises under an agreement between VRP PLC and the relevant account debtor pursuant to which VRP PLC provides radiology services to such account debtor (the “Client Agreement”) that does not contain a provision to the effect that such account debtor will pay the accounts arising under such Client Agreement without set-off, counter-claim, recoupment or other defense (or words to similar effect) in form and substance reasonably satisfactory to the Lender and, if further requested by the Lender in writing, such account debtor does not enter into an agreement with the Lender pursuant to which, among other things, such account debtor has agreed to pay its accounts owed to VRP PLC without set-off, counter-claim, recoupment or other defense (a “Non-Offset Agreement”); provided, however, that if the Lender requests a Non-Offset Agreement from any such account debtor, then the Lender agrees that it will not exclude any of such account debtor’s Eligible Accounts that are included in the Borrowing Base at the time of the Lender’s request for such account debtor’s Non-Offset Agreement because of VRP PLC’s failure to comply with this subsection (g) so long as: (i) such account arises pursuant to the un-expired term of any Client Agreement in effect on the date of this Agreement without giving effect to any renewals or extensions thereof (such Client Agreement for its un-expired term being an “Existing Client Agreement”) and the account debtor on such account has not exercised, and does not exercise, any set-off against VRP PLC with respect to any account owed to VRP PLC by such account debtor; or (ii) such account arises pursuant to any Client Agreement, other than an Existing Client Agreement, and: (A) the account debtor on such account has not exercised, and does not exercise, any set-off against VRP PLC with respect to any account owed to VRP PLC by such account debtor; or (B) the Lender, in its reasonable business judgment, has not determined that any such existing account is not collectible in a timely manner in the ordinary course of business without dispute or set-off; (h) the account is subject to the anti-assignment provisions under the Medicare or Medicaid programs or any state statute or regulation limiting the assignment of health care receivables unless VRP PLC and the Lender have implemented collection procedures in compliance with such programs, statutes or regulations; (i) such account is due from any natural person, rather than a radiology practice, hospital or clinic; or (j) such account results from the provision of professional services by a physician pursuant to an Independent Physician Agreement between such physician and

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VRP PLC that contains language that could be construed to provide that VRP PLC is billing for such physician’s professional services on behalf of such physician unless such account is subject to the Repurchase Obligation.

(b) Revolving Credit Note. The Advances shall be evidenced by, and be payable in accordance with the terms of, the Revolving Credit Note. The Lender shall maintain records of the amount of each Advance and of the amount of all payments on the Revolving Credit Note. The aggregate outstanding principal amount of all Advances set forth on the records of the Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Revolving Credit Note.

(c) Interest on the Advances. The Borrower agrees to pay interest on the outstanding principal amount of each Advance from the date of such Advance until such Advance is paid at the rates and at the times specified in the Revolving Credit Note.

(d) Borrowing Procedure.

(i) Advances. The “Borrowing Agent” (as defined below) shall give written or telephonic notice (promptly confirmed in writing by the Borrowing Agent if requested by the Lender) to the Lender of each requested Advance by not later than 11:00 a.m. (Minneapolis time) on the business day on which such Advance is to be made; provided, however, that no further notice needs to be given by the Borrowing Agent for any Advance that is made by the Lender to maintain any target balance in the Borrowers’ respective accounts at ABM in accordance with any cash management agreement among the Borrowers and ABM and the Borrowers shall be jointly and severally liable for all such Advances. So long as the conditions precedent to such extension of credit set forth in this Section 2(a) and/or in Section 5 are satisfied as of the requested Advance, the Lender shall make such Advance in accordance with the Cash Management Agreements or, if such Advance is not being made in accordance with the Cash Management Agreements, by transferring the amount thereof in immediately available funds for credit to an account (other than a payroll account) maintained by VRP PLC at ABM or, if permitted by the Lender, in its reasonable business judgment, any other bank satisfactory to the Lender that has executed a restricted account agreement in form and substance satisfactory to the Lender (ABM or any such other bank, as the case may be, being the “Depository Bank”).

(ii) Conditions Precedent. Each request for an Advance shall be deemed a representation and warranty that all conditions precedent to such credit extension under Section 5 are satisfied as of the date of such request and as of the date of such extension.

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July 20, 2004

(iii) Borrowing Agent. Each Borrower hereby appoints VRC INC as the borrowing agent (the “Borrowing Agent”) for the Borrowers and agrees that the Borrowers shall be jointly and severally liable for all Advances obtained by the Borrowing Agent.

(e) Prepayment.

(i) Voluntary. The Borrowers shall have the right, by giving written notice to the Lender by not later than 2:00 p.m. (Minneapolis time) on the business day of such payment, to voluntarily prepay the Revolving Credit Loan in whole or in part at any time without premium or penalty except as provided in subsection 2(f) below.

(ii) Mandatory. If, at any time, the Revolving Credit Loan exceeds the lesser of the Line of Credit or the Borrowing Base, then the Borrower, upon demand, shall prepay the Revolving Credit Loan by the amount of such excess together with interest on the amount prepaid.

(f) Prepayment Fee.

(i) If, at any time prior July 19, 2005, the Borrowers voluntarily terminate the Line of Credit and prepay the Revolving Credit Note and all other obligations arising under this Agreement or any other Loan Document, or if the Borrowers involuntarily prepay the Revolving Credit Note following the occurrence of an Event of Default, then the Borrower shall jointly and severally pay to the Lender, upon demand, a prepayment fee (the “Prepayment Fee”) equal to 3% of the amount of the Line of Credit set forth in the first paragraph of this Agreement; provided, however, that no Prepayment Fee shall be payable by the Borrowers if the Lender exercises its right to reduce the Borrowing Base percentage of Eligible Accounts to below 75% or to increase the reserves used in calculating the Borrowing Base to more than $500,000.00 (other than reserves imposed pursuant to subpart (c) of the definition of “Borrowing Base”) except where the Lender has exercised such right in response to any material adverse change of circumstance in any Borrower’s business operations or prospects (a “Change of Circumstance”) such as, but not limited to and by way of examples only: (x) a higher dilution rate in VRP PLC’s accounts or other material adverse changes in the quality or character of VRP PLC’s accounts as Collateral for the Loan from those used by the Lender in underwriting the Loan; or (y) the imposition, or threatened imposition, of any material liability on any Borrower which could reasonably be determined to result in a Material Adverse Occurrence.

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July 20, 2004

(ii) For purposes of this Agreement, “Loan Year” shall mean, with respect to: (A) the first Loan Year, the period commencing on the date of this Agreement and ending on the day corresponding to the Stated Termination Date in the immediately following year (e.g. the first Loan Year ends on July 19, 2005); or (B) any subsequent Loan Year, the 12 month period commencing on the day immediately following the day corresponding to the Stated Termination Date in such subsequent Loan Year (e.g. the second Loan Year begins on July 20, 2005).

(g) Non-use Fee. The Borrowers shall jointly and severally pay to the Lender a fee (the “Non-use Fee”) determined by applying a rate of one-half of one percent (0.50%) per annum to the average daily excess of: (a) the Line of Credit; over (b) the Revolving Credit Loan; provided, however, that the Non-Use Fee shall be reduced to three-eights of one percent (0.375%) if the Lender exercises its right to reduce the Borrowing Base percentage of Eligible Accounts to below 75% or to increase the reserves used in calculating the Borrowing Base to more than $500,000.00 except where the Lender has exercised such right in response to any Change of Circumstance. Such Non-use Fee accrued through a calendar month shall be payable to the Lender in arrears on the first day of the following calendar month, commencing August 1, 2004 and any unpaid accrued Non-use Fee shall be payable on the Termination Date.

3. Payments. Any other provision of this Agreement to the contrary notwithstanding, the Borrowers shall make all payments of interest on and principal of the Loan and all payments to the Lender with respect to payment of other fees, costs and expenses payable under any Loan Document in immediately available funds to the Lender at its address for notices hereunder without setoff or counterclaim. Each Borrower authorizes the Lender to charge from time to time against such Borrower’s account with the Depository Bank any such payments when due and Lender will use its reasonable efforts to notify such Borrower of such charges. The Borrowers hereby authorize the Lender to make an Advance, at the Lender’s sole discretion, to pay, on behalf of the Borrowers, any amount due to the Lender under any Loan Document without further action on the part of the Borrowers and regardless of whether the Borrowers are able to comply with the terms, conditions and covenants of this Agreement at the time of such Advance and Lender will use its reasonable efforts to notify the Borrowing Agent of such Advances except that no such notice shall be required for Advances made to pay interest, Non-Use Fees, examination fees or any other amount identified in any statement delivered to any Borrower prior to the date of such Advance. Each payment received by the Lender may be applied to the Borrower’s obligations to the Lender under this Agreement or any other Loan Document in such order of application as the Lender, in its sole discretion, may elect.

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July 20, 2004

4. Set-off, Etc. Upon the occurrence and during the continuance of an Event of Default, the Lender and each of its affiliates including, without limitation, ABM, may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of any Borrower then or thereafter with the Lender or such affiliate, or any obligations of the Lender or such affiliate to such Borrower, against the obligations of the Borrowers arising under this Agreement or any other Loan Document. Each Borrower hereby grants to the Lender and each of its affiliates a security interest in all such balances, credits, deposits, accounts or monies.

5. Conditions Precedent to All Credit Extensions. The obligation of the Lender to extend any credit to the Borrowers shall be subject to the satisfaction of each of the following conditions, unless waived in writing by the Lender:

(a) The representations and warranties set forth in Section 6 shall be true and correct on the date of the requested credit extension and after giving effect thereto except that, after the delivery of any financial statements to the Lender in accordance with Section (a)(i) or (ii), the representations and warranties set forth in Section 6(i) shall be deemed a reference to the audited or unaudited financial statements of the Borrowers then most recently delivered to the Lender; and

(b) No Event of Default or event which, with notice and/or lapse of time, would constitute an Event of Default (such event being a “Default”) shall have occurred and be continuing on the date of the requested credit extension or after giving effect thereto.

6. Representations and Warranties. To induce the Lender to extend credit hereunder, the Borrowers jointly and severally represent and warrant that:

(a) VRP PLC is a limited liability company and VRC INC is a corporation validly organized and existing and in good standing under the laws of the state of its organization, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would materially adversely affect such Borrower’s condition (financial or otherwise), business, properties or assets;

(b) each Loan Party has full power and authority to enter into and to perform its, his or her obligations under the Loan Documents to which such Loan Party is a party;

(c) the Loan Documents constitute the legal, valid, and binding obligations of each Loan Party which is a party thereto and are enforceable against such Loan Party in

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accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies;

(d) each Loan Party’s execution, delivery and performance of the Loan Documents to which such Loan Party is a party have been duly authorized by all necessary company or corporate action, do not require the consent or approval of any person which has not been obtained, and do not conflict with any agreement binding upon such Loan Party or any of such Loan Party’s property;

(e) there is no litigation, bankruptcy proceeding, arbitration or governmental proceeding pending against any Loan Party or affecting the business, property or operations of such Loan Party which, if determined adversely to such Loan Party, would have a material adverse effect on the condition (financial or otherwise), the business, property or operations of such Loan Party;

(f) neither any Borrower nor any member of a group which is under common control with any Borrower (such Borrower’s “ERISA Affiliates”) has maintained, established, sponsored or contributed to any employee benefit plan which is a defined benefit plan (“Plan”) covered by Title IV of the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder (“ERISA”);

(g) the proceeds of the Revolving Credit Loan will be used to provide working capital to the Borrowers, to refinance the Borrowers’ existing indebtedness and for the Borrowers’ general corporate purposes; no part of the proceeds of the Loan will be used by any Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System;

(h) (i) each Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it including, without limitation, all pollution control and environmental regulations in each jurisdiction where it is doing business; and (ii) no Borrower has any material liability for the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment;

(i) VRC LLC’s annual unaudited financial statements dated December 31, 2003 and interim unaudited financial statements for the period ended March 31, 2004, copies of which have been furnished to the Lender, have been prepared in accordance with generally accepted accounting principles (other than the omission of footnotes in the case of the interim unaudited financial statements) consistently applied with those of the preceding fiscal year (such consistently applied generally accepted accounting principles

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being “GAAP”) and present fairly the financial condition of the relevant Borrower as of such dates and the result of its operations for the periods then ended;

(j) since the date of the annual financial statement described in Section 6(i), neither the condition (financial or otherwise), the business, the properties nor the operations of any Borrower has been materially and adversely affected in any way;

(k) each Borrower has filed all Federal and State income tax and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all assessments received by such Borrower to the extent that such taxes have become due;

(l) each Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and shall possess adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as proposed to be conducted except where the failure to do so could not reasonably be determined to materially adversely affect the business, condition (financial or otherwise) of such Borrower or the ability of such Borrower to perform its obligations under the Loan Documents to which such Borrower is a party (any such adverse event being a “Material Adverse Occurrence”);

(m) no Loan Party is in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected and assuming that this Agreement had been previously executed and delivered no Default or Event Default has occurred and is continuing hereunder;

(n) each Borrower has good title to all of its properties and assets, including, without limitation, the Collateral, free and clear of all mortgages, security interests, liens and encumbrances, except as permitted by Section 8(a);

(p) (i) the Borrowers make up a related organization of various entities constituting a single economic and business enterprise so that the Borrowers share an identity of interests such that any benefit received by any one of them benefits the others; (ii) certain of the Borrowers render services to for the benefit of other Borrowers, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers; (iii) in some cases, the Borrowers have centralized accounting and legal service and common officers and directors; and (iv) while the Borrowers operate as a single economic enterprise, nothing contained in this Section 7(p) should be construed or imply that the Borrowers are not separate legal entities;

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(q) (i) neither the execution of this Agreement nor the use of the proceeds of the Loan violates the Trading with the Enemy Act of 1917, as amended, nor any of the foreign assets control regulations promulgated thereunder or the under the International Emergency Economic Powers Act or the U.N. Participation Act of 1945; and (ii) neither any Borrower nor any person who owns a controlling interest in or otherwise controls such Borrower or any subsidiary of such Borrower is listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders; and

(r) all representations and warranties contained in this Section 6 shall survive the delivery of the Loan Documents, the making of the Loan, and no investigation at any time made by or on behalf of Lender shall diminish its rights to rely thereon.

7. Affirmative Covenants. The Borrowers jointly and severally covenant and agree with the Lender that, for so long as the Loan remains unpaid or the Line of Credit is available to the Borrowers, the Borrowers shall:

(a) furnish to the Lender:

(i) as soon as available and in any event within 90 days after the end of each VRP PLC’s fiscal years, a copy of the Borrowers’ combined annual report, including combined balance sheet and related combined statements of earnings, combined members’ or stockholders’ equity and combined cash flows for such fiscal year, with comparative figures for the preceding fiscal year, prepared in accordance with GAAP and certified without qualification or exception by such Borrower’s current independent public accountants or other independent public accountants satisfactory to the Lender and accompanied by: (A) the related combining statements for each Borrower; and (B) the management letter, if any, delivered by such independent public accountants to any Borrower and such Borrower’s response thereto;

(ii) as soon as available and in any event within 30 days after the end of each month of VRP PLC’s fiscal year, a copy of the Borrowers’ internally prepared combined financial statements, consisting of a combined balance sheet as of the close of such month and related combined statements of earnings for such month and from the beginning of such fiscal year to the end of such month prepared in accordance with GAAP (other than the omission of footnotes) and certified as accurate by the Borrowing Agent’s chief executive officer, chief operating officer or chief financial officer and accompanied by the related combining statements for each Borrower;

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(iii) with each financial statement required by Section 7(a)(i) or (ii) above, a Compliance Certificate as of the end of the most recent reporting period in a form acceptable to the Lender and certified as accurate by the Borrowing Agent’s chief executive officer, chief operating officer or chief financial officer;

(iv) with each financial statement required by Section 7(a)(i) or (ii) above, an accounts payable aging of each Borrower in a form acceptable to the Lender and certified as accurate by such Borrower’s chief executive officer, chief operating officer or chief financial officer;

(v) with each financial statement required by Section 7(a)(i) above or as more frequently requested by the Lender, an account debtor listing for each Borrower stating the name, address, contact information and other information requested by the Lender with respect to identifying such Borrower’s account debtor, all in a form acceptable to the Lender and certified as accurate by such Borrower’s chief executive officer, chief operating officer or chief financial officer;

(vi) (A) by no later than 11:00 a.m. (Minneapolis time) on the first business day of each week, a Borrowing Base Certificate showing the relevant information for VRP PLC as of the end of business on the last business day of the immediately preceding week; and (C) by no later than the close of the Lender’s business on the 10th business day of each month of VRP PLC’s fiscal year, a Borrowing Base Certificate showing the relevant information for such Borrower as of the end of business on the last business day of the then most recently month of such Borrower’s fiscal year; each Borrowing Base Certificate shall be accompanied by such supporting reports such as, but not limited to, any accounts receivable aging, and sales reports and collection reports required by the Lender and the Borrowing Base Certificate and such supporting reports shall be in a form acceptable to the Lender and certified as accurate by such Borrower’s chief executive officer, chief operating officer or chief financial officer;

(vii) as soon as available and in any event within 60 days after the beginning of VRP PLC’s then current fiscal year, projections for VRP PLC’s immediately following fiscal year consisting of projected month-end combining and combined balance sheets and month-end and year-to-date combining and combined statements of earnings, all in a form acceptable to the Lender and certified by the Borrowing Agent’s chief executive officer, chief operating officer or chief financial officer as having been prepared in good faith and representing the most probable course of the Borrowers’ business during such fiscal year;

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(viii) within 10 days after the filing thereof, a copy of each Borrower’s income tax returns and related schedules; and

(ix) within five days after any executive officer of any Borrower obtains knowledge of any Default or Event of Default, a notice describing the nature thereof and what action the Borrowers have taken, is taking or propose to take with respect thereto;

(x) within five days after any executive officer of any Borrower obtains knowledge of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding against any Borrower or any of its property which, if determined adversely to such Borrower, could reasonably be expected to result in a Material Adverse Occurrence, and the steps being taken by the Borrowers with respect thereto;

(xi) within five days after any executive officer of any Borrower obtains knowledge that any federal or state taxing authority intends to audit any Borrower or has proposed to assess any tax against any Borrower, a notice describing the nature thereof and what action the Borrowers have taken, is taking or propose to take with respect thereto; and

(xii) such other financial or other information or certification as the Lender may reasonably request;

(b) maintain and preserve its company or corporate existence;

(c) maintain insurance of such types and in such amounts as are maintained by companies of similar size engaged in the same or similar businesses and as may be required by any Loan Document; provided, however, that each policy insuring any Collateral securing the Loan shall name the Lender as the lender loss payee;

(d) file all federal and state income tax and other tax returns (including, without limitation, withholding tax returns) which are required and make payments as required of such taxes; provided, however, that: (i) the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the relevant Borrower’s title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on such Borrower’s books in accordance with GAAP; and (ii) in all events, each Borrower shall pay or cause to be paid all taxes, assessments, charges or levies prior to the filing of any tax lien against any

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Borrower with respect thereto; provided further, however, that, upon learning of any proposed assessment that exceeds the smallest amount of the excess of the lesser of the Line or Credit or the Borrowing Base over the Revolving Credit Loan during the immediately preceding 90 days, the Lender, after consultation with the Borrowers, may impose reserves against the Borrowing Base in the amount reasonably determined by the Lender in good faith (regardless of whether the Borrowers have agreed to such reserves) as being necessary to preserve sufficient liquidity for the Borrowers to pay such taxes, assessments, charges or levies in the ordinary course of the Borrowers’ businesses prior to the filing of lien for such taxes, assessments, charges or levies.

(e) jointly and severally reimburse the Lender for reasonable expenses, fees and disbursements (including, without limitation, reasonable attorneys’ fees and legal expenses), incurred in connection with the preparation or administration of this Agreement or any other Loan Document or the Lender’s enforcement of the obligations of the Borrower under any Loan Document, whether or not suit is commenced, which attorneys’ fees and legal expenses shall include, but not be limited to, any attorneys’ fees and legal expenses incurred in connection with any appeal of a lower court’s judgment or order; provided, however that the Lender agrees that the Borrower’s obligations to reimburse the Lender for its attorneys’ fees and legal expenses incurred in connection with the preparation of this Agreement and the other Loan Documents shall be limited to the sum of $15,000.00;

(f) permit the Lender and its representatives at reasonable times and intervals and upon reasonable notice to visit the Borrower’s offices and inspect its books and records including, without limitation, permitting the Lender to examine any Collateral securing the Loan and jointly and severally pay an examination fee of $3,000.00 per calendar quarter (or portion thereof), provided, however that: (i) such examination fee and reimbursement of expenses shall be paid in arrears, commencing with the calendar quarter ending September 30, 2004; (ii) if any Default or Event of Default has occurred and is continuing, then any limitation on the Borrowers’ joint and several obligation to pay examination fees shall be terminated and the Borrowers further jointly and severally agree to reimburse the Lender for its out-of-pocket expenses incurred in connection with any such examinations conducted after the occurrence and during the continuance of such Default or Event of Default; and (iii) neither the origination fee nor the due-diligence fee payable pursuant to Section 1 of this Agreement shall be applied against any examination fees;

(g) maintain in full force and effect all of its material rights, licenses, certifications, franchises and comply with all applicable laws and regulations necessary to enable it to conduct its business;

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(h) maintain all of its depository accounts with ABM;

(i) comply with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended;

(j) sustain, at any Measurement Date during VRP PLC’s 2004 fiscal year (including, without limitation, any portion of VRC LLC’s 2004 fiscal year not included in VRP PLC’s 2004 fiscal year) a combined fiscal year-to-date net loss determined in accordance with GAAP of not more than (ie. a greater negative number than) $250,000.00;

(k) earn, at each Measurement Date occurring after the end of the VRP PLC’s 2004 fiscal year, at least $1.00 of Adjusted Net Income during the fiscal quarter ending at such Measurement Date unless the Borrowers have received at least $1,000,000.00 of net cash proceeds from the issuance of equity interests in the Borrowers subsequent to the date of this Agreement;

(l) maintain, at each Measurement Date, the Borrowers’ Capital Base at not less than the sum of: (i) $900,000.00; plus (ii) 50% of the increase in the Borrowers’ combined net worth or long term debt accounts from the issuance of equity interests in, or Subordinated Debt by, the Borrowers during the period commencing on the date of this Agreement to, through and including the relevant Measurement;

where the following terms shall have the following meanings:

“Adjusted Net Income” shall mean, for any fiscal quarter, the Borrowers’ combined net income for such fiscal quarter determined in accordance with GAAP period but excluding therefrom non-operating gains (including extraordinary or unusual gains, gains and losses from discontinuance of operations, gains arising from the sale of assets other than inventory and other non-recurring gains) during such quarter; provided, however, that the net income used in calculating the Adjusted Net Income for any fiscal quarter shall be further adjusted to add back the origination fee, the due diligence fee and the attorneys’ fee paid to the Lender or its counsel in connection with the closing of this Agreement, but only to the extent such amounts are deducted in calculating such net income.

“Capital Base” shall mean, at any date of determination, the sum of the Borrowers’: (a) Tangible Net Worth; plus (b) the Subordinated Debt.

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“Measurement Date” shall mean the last day of each quarter of VRP PLC’s fiscal year.

“Subordinated Debt” shall mean, at any date of determination, the outstanding principal amount of any indebtedness owed by a Borrower for borrowed money which has been subordinated to the payment of the Loan pursuant to a subordination agreement (each a “Subordination Agreement”) in form and substance satisfactory to the Lender, in it sole and absolute discretion.

“Tangible Net Worth” shall mean, at any date of determination, the difference between: (a) the total assets appearing on the Borrowers’ combined balance sheet at such date prepared in accordance with GAAP after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper; and (b) the total liabilities appearing on such balance sheet (the “Total Liabilities”); excluding, however, from the determination of total assets: (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, covenants not to compete, training costs and other similar intangibles; (ii) all deferred charges or unamortized debt discount and expense other than deferred income taxes; (iii) prepaid expenses; (iv) securities which are not readily marketable; (v) any write-up in the book value of any assets resulting from a reevaluation thereof subsequent to December 31, 2003; (vi) accounts receivable, notes receivable or other receivables or amounts owed by officers or Affiliates; and (viii) any asset acquired subsequent to the date of this Agreement which the Lender, in its reasonable business judgment, determines to be an intangible asset.

8. Negative Covenants. The Borrowers jointly and severally covenant and agree with the Lender that, for so long as the Loan remains unpaid or the Line of Credit is available to the Borrowers, the Borrowers shall not, without the Lender’s prior written consent:

(a) create security interests or mortgages encumbering any Borrower’s assets except: (i) security interests in favor of the Lender; (ii) other security interests described on Schedule 8(a) attached hereto and incorporated herein by reference; or (iii) security interests created after the date of this Agreement in connection with capitalized lease obligations or other purchase money indebtedness incurred in connection with the acquisition of equipment, but only to the extent that: (A) such capital expenditures are permitted by Section 8(1); (B) the purchase money indebtedness is permitted by Section 8(b); (C) such security interest attaches only to the equipment then being acquired by the Borrower, did not and does not attach to any Borrower’s current assets and does not secure any other indebtedness; (D) no Default or Event of Default has occurred and is

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continuing at the time of the proposed creation of such security interest or would result therefrom; and/or (E) no portion of the purchase price of the relevant equipment has been funded by the trade-in or available proceeds arising from the sale or other disposition of any Borrower’s then, or previously, owned equipment; provided, however, that such permitted capitalized lease obligations and purchase money security interests shall include capitalized lease obligations permitted by, and purchase money security interests securing indebtedness permitted by, the proviso clause to Section 8(b);

(b) create, incur, assume or suffer to exist any indebtedness except: (i) the indebtedness under this Agreement or any other Loan Document; (ii) current liabilities (other than borrowed money) incurred in the ordinary course of business; (iii) other indebtedness described on Schedule 8(b) attached hereto and incorporated herein by reference; or (iv) purchase money indebtedness (including the balance sheet amount of capitalized lease obligations) incurred after the date of this Agreement in connection with the acquisition of equipment so long as the relevant capital expenditure is permitted by Section 8(1); provided, however, that such permitted purchase money indebtedness shall include purchase money indebtedness incurred by any Borrower within 180 days after the acquisition of the relevant items of equipment to finance or refinance the Borrowers’ acquisition thereof and may finance or refinance, the Borrower’s acquisitions during such period so long as any purchase money indebtedness previously incurred by any Borrower in connection with such acquisitions is paid in full from the proceeds of the subsequent purchase money indebtedness and all previously granted security interests covering the relevant items of equipment are released and the Lender agrees either to: (i) subordinate its security interest in any such equipment in order to permit such financing or refinancing pursuant to a lien subordination agreement in form and substance reasonably satisfactory to the Lender; or (ii) release its security interest in the relevant equipment if the Borrowers, through their good faith best efforts, are unable to obtain the consent of the lender providing such financing or refinancing to a subordinate security interest in favor the Lender;

(c) lease or sell all or any substantial portion of its property and business to any other entity or entities, whether in one transaction or a series of related transactions;

(d) consolidate with or merge into or with any other entity or entities;

(e) declare or pay any dividends (except for stock dividends), purchase, redeem, retire or otherwise acquire for value any of any Borrower’s membership interests or capital stock (or any warrant or option to purchase any such stock) now or hereafter outstanding, or return any capital to its members or stockholders as such except that, so long as no Default or Event of Default has occurred and is continuing, either before or after giving effect to any of the following distributions, VRP PLC may

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distribute capital to its members in the amount equal to such members’ federal and state income tax liability arising from their respective allocable share of such Borrower’s taxable income so long as such Borrower is a pass-through entity under the Internal Revenue Code of 1986, as amended (the “Code”) (such distributions being the “Tax Distributions”); provided, however, that: (A) such members’ federal and state income tax liability shall not exceed the highest marginal combined tax rate for individuals under the Code and Minnesota law; (B) Tax Distributions may only be paid in estimated quarterly installments contemporaneously with such members’ obligations to pay estimated income taxes based upon such Borrower’s annualized income through the end of its fiscal month immediately preceding such tax installment’s due date and also contemporaneously with any such members’ filing of his or her federal and state income tax returns if the estimated Tax Distributions paid for any of such Borrower’s fiscal years are not sufficient to pay such members’ actual income tax liability arising from his or her share of such Borrower’s actual taxable income for such fiscal year as disclosed by copies of such Borrower’s tax returns and related Schedules K-1 for such fiscal year delivered to the Lender pursuant to this Agreement; and (C) if the Tax Distributions actually paid with respect to any of the Borrower’s fiscal years exceed the Tax Distributions permitted by this Section based upon the Borrower’s actual taxable net income as disclosed by copies of such tax returns and schedules described above, then the Borrower shall immediately recover the excess amount from the recipient and shall not pay any further Tax Distribution to any person until such excess amount is recovered;

(f) acquire, make or hold any investment in, or purchase or acquire all or substantially all of the assets or business of (whether in a single transaction or related series of transaction), any other person except: (i) cash and cash equivalents; and (ii) other investments described on Schedule 8(f) attached hereto and incorporated herein by reference;

(g) assume, guarantee, endorse or otherwise become liable upon the obligation of any person, firm or corporation except pursuant to the Loan Documents or by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, nor sell any notes or accounts receivable with or without recourse;

(h) engage in any business other than the business engaged in by the relevant Borrower on the date of this Agreement;

(i) maintain, establish, sponsor or contribute to any Plan which is a defined benefit plan and shall not permit any of its ERISA Affiliates to do so;

(j) make any loan or advance to, or otherwise extend any credit to, any Borrower’s officers, directors, shareholders, partners, members, managers or Affiliates or

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to any member of any such person’s immediate family except for advances to employees for business related expenses such as travel and entertainment so long as: (i) such expenses are reimbursable by the relevant Borrower; and (ii) the aggregate outstanding amount of all such advances does not exceed $50,000.00 on a combined basis;

(k) change its fiscal year end;

(l) during any fiscal year, make any capital expenditure for fixed assets if, after giving effect to such capital expenditure, the sum of all capital expenditures (other than up to $100,000.00 of capital expenditures for leasehold improvements at 5995 Opus Parkway, Suite 200, Minneapolis, MN) made by the Borrowers on a combined basis during such fiscal year would exceed $550,000.00 plus an additional aggregate amount equal to 50% of the aggregate net proceeds received by the Borrowers in cash from the issuance of equity interests in the Borrowers or Subordinated Debt during such fiscal year (or if such additional amount is not expended in the fiscal year of receipt of such net proceeds, the remaining balance of such additional amount may be carried over to the following fiscal year), where, for purposes of calculating this covenant, the value of any operating lease for equipment (but not real estate leases) shall be the purchase price of the equipment subject to such lease and the purchase price shall be deemed to be a capital expenditure made in the year in which the relevant Borrower enters into such lease;

(n) except as permitted by the Subordination Agreement pertaining to an item of Subordinated Debt: (i) make any payment of, or purchase, redeem, or acquire, any Subordinated Debt; (ii) give security for all or any part of any Subordinated Debt; (iii) take or omit to take any action whereby the subordination of any Subordinated Debt or any part thereof to the Note might be terminated, impaired or adversely affected; (iv) settle, compromise, discharge or otherwise reduce the outstanding principal amount of any Subordinated Debt or exercise any right to convert the Subordinated Debt to equity; or (v) omit to give the Lender prompt written notice of any default or event which, with the giving of notice or lapse of time, would constitute a default under any other agreement or instrument relating to any Subordinated Debt;

(p) amend, modify, or supplement any provision of, or waive any other party’s compliance with any of the terms of, the Management Agreement in any manner which: (i) requires any Borrower to pay any additional consideration under the Management Agreement or otherwise imposes any financial obligation or burden on any Borrower; (ii) could reasonably be expected to result in a Material Adverse Occurrence; or (iii) is adverse to the rights and benefits of the Lender under the Loan Documents; or

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(r) use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto.

9. Event of Default. The occurrence of any one or more of the following shall constitute an Event of Default (“Event of Default”) hereunder:

(a) the Borrowers shall default in the due and punctual payment of: (i) any installment of principal on the Loan on the date when due; or (ii) any installment of interest on the Loan on the date when due, or in due and punctual payment of the Non-use Fee or any other amount which is due and payable to the Lender under any Loan Document on the date when due and such default under this subsection (ii) shall continue for a period of 5 days after written notice from the Lender to the Borrowers;

(b) the Borrower shall default in the due performance or observance of any covenant set forth in Section 7(b), Section 7(c), Section 7(h) or in Section 8;

(c) (i) the Borrower shall default in the due performance or observance of any covenant set forth in Section 7(i); (ii) the Borrower shall default in the due performance or observance of any covenant set forth in Section 7(j), Section 7(k) or Section 7(1) and such default shall continue for a period of 30 days; or (iii) any Loan Party shall default (other than those defaults covered by other subsections of this Section 9) in the due performance or observance of any term, covenant, agreement or warranty contained in any Loan Document on its part to be performed, and such default shall continue for a period of 30 days after written notice thereof from the Lender to the Borrowers;

(d) any Borrower shall default and fail to cure such default in the time provided therein, under the terms of any other agreement, indenture, deed of trust, mortgage, promissory note or security agreement governing the borrowing of money in the aggregate amount of more than $50,000.00 for any or all Borrowers and: (i) the maturity of any amount owed under such document or instrument is accelerated; or (ii) such default shall continue unremedied or unwaived for a period of time to permit such acceleration;

(e) any Loan Party shall become insolvent or generally fail to pay, or admit in writing such Loan Party’s inability to pay such Loan Party’s debts as they become due; or any Loan Party shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver or other custodian for such Loan Party or for such Loan Party’s property, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian shall be appointed for any Loan Party or for a substantial part of such Loan Party’s property and

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not be discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced in respect of any Loan Party or be consented to or acquiesced in by such Loan Party or remain for 60 days undismissed; or any Loan Party shall take any action to authorize any of the foregoing;

(f) any judgments, writs, warrants of attachment, executions or similar process (not covered by insurance) shall be issued against any Borrower or any of such Borrower’s assets where the aggregate amount of such judgments, writs, warrants of attachment, executions or similar process exceed $50,000.00 for any or all Borrowers and are not released, vacated, suspended, stayed, abated or fully bonded prior to any sale and in any event within 30 days after its issue or levy;

(g) either:

(i) Dr. Casey shall cease to: (A) own at least 51% of VRP PLC’s issued and outstanding members interest; (B) have the power to elect a majority of such Borrower’s governors; or (C) direct such Borrower’s management policies and: (i) within 60 days after the occurrence of such event, Dr. Casey’s members interest in VRP PLC is not acquired by a person who is acceptable to the Lender, in its sole discretion, and (ii) if an acceptable successor does not timely acquire Dr. Casey’s members interest, then the Borrowers fail to pay the Loan, all unpaid accrued interest thereon, all unpaid Non-use Fees and all other obligations owing to the Lender under this Agreement or any other Loan Document in full and terminate this Agreement within 60 days after the Lender has notified the Borrowing Agent that an acceptable successor has not acquired Dr. Casey’s members interest; provided, however, that the occurrence of such event shall constitute a Default during such period for purposes of Section 5(b); or

(ii) the control group described on Schedule 9(g) attached hereto and incorporated herein by reference (the “Control Group”) shall cease to individually or collectively: (A) own at least 51% of VRC INC’s issued and outstanding capital stock; (B) have the power to elect a majority of such Borrower’s directors; or (C) direct such Borrower’s management policies

(h) the Lender, in its sole discretion, shall determine in good faith that there has been a material adverse change in the condition (financial or otherwise), business or property of any Loan Party;

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(i) Mr. Marlow shall cease to be VRC INC’s chief financial officer or shall cease to perform the duties that, as of the date of this Agreement, are associated with such office and: (i) within 60 days after the occurrence of such event, VRC INC fails to appoint a successor to Mr. Marlow who is acceptable to the Lender, in its sole discretion, and (ii) if an acceptable successor is not timely appointed, then the Borrowers fail to pay the Loan, all unpaid accrued interest thereon, all unpaid Non-use Fees and all other obligations owing to the Lender under this Agreement or any other Loan Document in full and terminate this Agreement within 60 days after the Lender has notified the Borrowing Agent that an acceptable successor has not been appointed; provided, however, that the occurrence of such event shall constitute a Default during such period for purposes of Section 5(b); or

(j) any representation or warranty set forth in this Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified;

(k) any Pledgor who is a natural person shall die or become incompetent and, within 30 days after the occurrence of such event, such Pledgor’s personal representative or guardian, as the case may be, shall fail to assume such Pledgor’s obligations under the Pledge Agreement to which such Pledgor is a party pursuant to an assumption agreement reasonably satisfactory to the Lender; provided, however, that: (i) the occurrence of such event shall constitute a Default during such period for purposes of Section 5(b); and/or (ii) with respect to Dr. Casey, the Default that arises, and the Event of Default that may arise, under this subsection (k) are in addition to the Default that arises, and the Event of Default that may arise, under Section 9(g);

(l) any Loan Party shall seek to revoke, repudiate or disavow the enforceability of any Loan Document; or

(m) there is instituted against any Borrower any civil or criminal proceeding for which forfeiture of any material asset is a potential penalty, or any Borrower is enjoined, restrained or in any way prevented by order of any governmental authority from conducting any material part of its business affairs and such order is not completely stayed, to the satisfaction of the Lender, or dissolved within two business days from the effective date of such order.

Upon the happening of: (1) any Event of Default described in Section 9(e), the full unpaid principal amount of the Note and all other obligations of the Borrowers to the Lender shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived) and the Line of Credit shall automatically terminate; or (2) any other Event of Default, the Lender, upon written notice, may terminate the

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Line of Credit and may declare the outstanding principal amount of the Note and all other obligations of the Borrowers to the Lender to be due and payable without other notice, presentment, protest or demand of any kind, whereupon the full unpaid amount of the Note and any and all other obligations, which shall be so declared due and payable, shall be and become immediately due and payable. In addition, the Lender may exercise any right or remedy available to it pursuant to any Loan Document, at law or in equity.

10. Miscellaneous.

(a) Notices. Any notices or demands required or contemplated hereunder shall be written and shall be effective two days after the placing thereof in the United States mails postage prepaid, addressed to the relevant party at its address set forth on the signature page below or upon transmission by telecopy to the relevant party at the telecopy number set forth on the signature page below and a confirmation is received or at any other address or telecopy number as may be designated by the party in a notice to the other parties provided, however, that any notice to the Lender pursuant to Section 2(d) shall not be deemed given until received by the Lender.

(b) Governing Law. This Agreement, the Note and each other Loan Document shall be governed by, interpreted and construed in accordance with the internal laws, but not the law of conflicts, of the State of Minnesota.

(c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer its rights hereunder without the prior written consent of Lender.

(d) Waivers, Amendments; etc. The provisions of this Agreement, or any other Loan Document, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Lender.

(e) Inconsistencies, etc. In the event of any conflict or inconsistency between or among the provisions of this Agreement and any other Loan Document, it is intended that the provisions of this Agreement and such other Loan Document be enforceable except to the extent that the enforcement of such provisions is irreconcilable and, in that event, the provisions of this Agreement shall be controlling.

(f) WAIVER OF TRIAL BY JURY. THE BORROWERS AND THE LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT,

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DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR (ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(g) Limitation of Liability. Neither the Lender nor any affiliate of the Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue upon, any claim for any special, indirect or consequential damages suffered by such Borrower in connection with, arising out of, or in any way related to, this Agreement, the Note or any other Loan Document, or the transactions contemplated and the relationship established hereby or thereby, or any act, omission or event occurring in connection herewith or therewith.

(h) Venue. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT TO WHICH THE BORROWER IS A PARTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND EACH BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THAT ANY BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

(i) Entire Agreement. This Agreement, the Note and the other Loan Documents embody the entire agreement and understanding among the Borrowers and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

(j) Document Construction. This Agreement and each other Loan Document has been reviewed by all the parties hereto and incorporates the requirements of such parties. Each party waives the rule of construction that any ambiguities are to be resolved against the party drafting the same and agrees such rules will not be employed in the interpretation of this Agreement or any other Loan Document.

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Virtual Radiologic Consultants, Inc.

July 20, 2004

(k) Joint and Several Liability. Each Borrower acknowledges and agrees that it is jointly and severally liable with the other Borrowers for all obligations, liabilities and indebtedness created or arising hereunder and the release or substitution of any other Borrower shall not release or diminish its liability hereunder. Each Borrower agrees that all obligations, liabilities and indebtedness are joint and several and the primary obligations of each of them, enforceable against each Borrower separately or all or any combination of Borrowers together notwithstanding of any right or power of any party to assert any claim or defense as to the invalidity or unenforceability of any such obligations, liabilities and indebtedness. Each Borrower hereby waives any defense it may claim as a guarantor, surety or accommodation party. The Lender may, from time to time, without notice to any of the Borrowers, (i) obtain or release any security interest in any property to secure any of such obligations, liabilities and indebtedness; (ii) obtain or release the primary or secondary liability of any party or parties with respect to any of such obligations, liabilities and indebtedness (including, without limitation, the liability of any other Borrower); (iii) extend or renew for any period, alter or exchange any of such obligations, liabilities and indebtedness or release or compromise any of such obligations, liabilities and indebtedness of any obligor with respect to any thereof; or (iv) resort to any Borrower for payment of any such obligations, liabilities and indebtedness whether or not the Lender shall have resorted to any Collateral or to any other Borrower or any other party primarily or secondarily liable with respect to any such obligations, liabilities and indebtedness.

(l) Confidential Information. Subject to this Section, the Borrowers authorize the Lender to disclose to any participant or assignee (each a “Transferee”) and any prospective Transferee any and all financial and other Confidential Information (as hereinafter defined) in the Lender’s possession concerning any Borrower or any other Loan Party which has been delivered to the Lender by any Loan Party pursuant to this Agreement or any other Loan Document or which has been delivered to the Lender by any Loan Party in connection with the Lender’s credit evaluation of any Loan Party prior to entering into this Agreement; provided however, that, as a condition to delivering such information, the Lender obtains such Transferee’s written agreement to be bound by the confidentiality provisions hereof. The Lender agree that, except as may be required by applicable law or regulation, or by reason of subpoena after providing notice thereof and an opportunity to contest unless such notice is prohibited by the terms of the subpoena or applicable law, court order or government action or as may be necessary or convenient for the enforcement of the Lender’ rights and remedies under the Loan Documents or applicable law after the occurrence of any Event of Default: (i) the Lender will not divulge, publish or otherwise reveal, either directly or through another, to any person (other than a Transferee or prospective Transferee) any Confidential Information; (ii) the Lender will return all Confidential Information to the relevant Loan Party after the termination of this Agreement and the payment in full of the Loan, all unpaid accrued

Virtual Radiologic Professionals, PLC

Virtual Radiologic Consultants, Inc.

July 20, 2004

interest thereon, all unpaid Non-use Fees and all other obligations owing to the Lender under this Agreement or any other Loan Document in full and terminate this Agreement; and (iii) the Borrowers are entitled to injunctive relief restraining any disclosure of Confidential Information in contravention of the provisions of this Section without the prior written consent of the relevant Loan Party. For purposes of this Agreement, “Confidential Information” shall mean any information delivered to, or received by, the Lender in connection with the Lender’s credit evaluation of any Loan Party prior to entering into this Agreement or pursuant to 7(a) of this Agreement or otherwise pursuant to the transactions contemplated by this Agreement which the relevant Loan Parties have identified as being Confidential Information except for any such information which: (v) was known to the public prior to the date of its disclosure to the Lender; (vi) becomes known to the public subsequent to the date of its disclosure by any Loan Party through no act of the Lender; or (vii) becomes known to the Lender on a non-confidential basis from a source other than any Loan Party without a breach of any confidentiality agreement or duty binding upon such source.

(m) Customer Identification - USA Patriot Act Notice. The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies each Borrower, which information includes the name and address of such Borrower and such other information that will allow the Lender to identify such Borrower in accordance with the Act.

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Virtual Radiologic Professionals, PLC

Virtual Radiologic Consultants, Inc.

July 20, 2004

Associated Commercial Finance, Inc.

By	/s/ Kevin M. Flaherty
Its	Relationship Manager

401 East Kilbourn Avenue, Suite 350
Milwaukee, WI 53202
Attention: Mr. Kevin Flaherty
Telecopy No.: (414) 283-2340

Accepted, acknowledged and agreed to this          day of July, 2004.

Virtual Radiologic Professionals, PLC

By	/s/ Mark Marlow
Its	CFO/Treasurer

Virtual Radiologic Consultants, Inc.

By	/s/ Mark Marlow
Its	CFO/Treasurer

Subscribed and sworn to by each of the foregoing before me this 23rd day of July, 2004	5995 Opus Parkway, Suite 200 Minneapolis, MN 55343 Attention: Mr. Mark Marlow Telecopy No.: (952) 943-2401
/s/ Jennyfer L. McDavitt
Notary Public

LIST OF SCHEDULES

Schedule 8(a)	Security Interests

Schedule 8(b)	Debt

Schedule 8(f)	Investments

Section 9(g)	Control Group

SCHEDULE 8(a)

EXISTING SECURITY INTERESTS

A.	Virtual Radiologic Consultants, Inc.

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

UCC and State/Federal Tax Lien Search Results for

the Minnesota Secretary of State

Through JULY 15, 2004

(0 FILINGS)

File Number/ Date of Filing	Secured Party	Type of Filing/ Collateral Description

B.	Virtual Radiologic Consultants, LLC

VIRTUAL RADIOLOGIC CONSULTANTS, LLC

UCC and State/Federal Tax Lien Search Results for

the Minnesota Secretary of State

Through JULY 15, 2004

(0 FILINGS)

File Number/ Date of Filing	Secured Party	Type of Filing/ Collateral Description

VIRTUAL RADIOLOGIC CONSULTANTS, LLC

UCC and State/Federal Tax Lien Search Results for

the Delaware Secretary of State

Through JULY 16, 2004

(6 FILINGS); and

File Number/ Date of Filing	Secured Party	Type of Filing/ Collateral Description

20848428* 03/12/02	Private Bank Minnesota	Original/Blanket

33295204 12/15/03	Private Bank Minnesota	Amendment to 2084842 8

33287961 12/15/03	Data Sales Co., Inc.	Original/Lease

40410565 02/13/04	Data Sales Co., Inc.	Original/Lease

41252701 05/05/04	Data Sales Co., Inc.	Original/Lease

41961194 7/13/04	Data Sales Co., Inc.	Original/Lease

*	To be terminated

VIRTUAL RADIOLOGIC CONSULTANTS, LLC

UCC and State/Federal Tax Lien Search Results for

Kent County, Delaware

Through JULY 16, 2004

(0 FILINGS); and

File Number/ Date of Filing	Secured Party	Type of Filing/ Collateral Description

C.	Virtual Radiologic Consultants, PLLC

VIRTUAL RADIOLOGIC CONSULTANTS, PLLC

State/Federal Tax Lien Search Results for

KENT COUNTY, DELAWARE

Through JULY 13, 2004

(0 FILINGS)

File Number/ Date of Filing	Secured Party	Type of Filing/ Collateral Description

VIRTUAL RADIOLOGIC CONSULTANTS, PLLC

UCC and Federal Tax Lien Search Results for

the Delaware Secretary of State

Through JULY 12, 2004

(6 FILINGS); and

File Number/ Date of Filing	Secured Party	Type of Filing/ Collateral Description

20848428* 03/12/02	Private Bank Minnesota	Original/Blanket

33295204 12/15/03	Private Bank Minnesota	Amendment to 2084842 8

33287961 12/15/03	Data Sales Co., Inc.	Original/Lease

40410565 02/13/04	Data Sales Co., Inc.	Original/Lease

41252701 05/05/04	Data Sales Co., Inc.	Original/Lease

41961194 7/13/04	Data Sales Co., Inc.	Original/Lease

*	To be terminated

D.	Virtual Radiologic Professionals, PLC

VIRTUAL RADIOLOGIC PROFESSIONALS, PLC

UCC and State/Federal Tax Lien Search Results for

the Minnesota Secretary of State

Through JULY 15, 2004

(0 FILINGS)

File Number/ Date of Filing	Secured Party	Type of Filing/ Collateral Description

SCHEDULE 8(b)

EXISTING INDEBTEDNESS

Indebtedness shown on each Borrower's June 30, 2004 balance sheet as such indebtedness may have been reduced by payments thereon subsequent to that date.

Data Sales Inc.	$362,109	Equipment Leases
GE Capital	$21,817	Equipment Leases

Dr. Sean Casey	$105,103	Short Term Note - Payable upon demand*

To be paid from the proceeds of the initial Advance

SCHEDULE 8(f)

EXISTING INVESTMENTS

None.

SCHEDULE 9(g)

CONTROL GROUP

Dr. Sean Casey CEO

Lorna Lusic COO

Mark Marlow CFO

Dr. Eduard Michel – Partner and Board Member